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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 1996, except for Note 1B as to which the date is May 21, 1996, included in the Proxy Statement of Banyan Mortgage Investment Fund that is made part of the Registration Statement (Form S-4) and Prospectus of Banyan Mortgage Investment Fund for the registration of 4,386,986 (109,674,667 on a pre-split basis) shares of its common stock.

                                          Ernst & Young LLP

Chicago, Illinois
September 17, 1996